VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of February 21, 2003, by and among Smarte Solutions, Inc., a Delaware corporation (the “Company”), each of the Persons listed on Schedule I attached hereto (including, with their permitted transferees or assigns, the “Purchasers”), and each of the Persons listed on Schedule II attached hereto (each, a “Key Stockholder” and collectively, the “Key Stockholders”).  This Agreement shall become effective as of the Closing (as defined therein) of that certain Series A Convertible Preferred Stock Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) by and among the Company and the Purchasers named therein.

RECITALS

WHEREAS, the Company and the Purchasers are parties to the Purchase Agreement pursuant to which the Company has agreed to sell, and the Purchasers have agreed to purchase, shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”); and

WHEREAS, the Company’s and the Purchasers’ respective obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

VOTING

Section 1.1.

Agreement to Vote.  Each Purchaser, as a holder of Series A Preferred Stock, hereby agrees to hold: (a) all of the shares of Series A Preferred Stock registered in its name, (b) any of the Company’s securities issued with respect to, upon conversion of, or in exchange or substitution for the Series A Preferred Stock and (c) any other voting securities of the Company that such Purchaser currently holds or subsequently acquires (hereinafter collectively referred to as the “Purchaser Shares”), subject to the terms of this Agreement, and to vote the Purchaser Shares at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with the provisions of this Agreement.  Each Key Stockholder, as a holder of the Company’s common stock, par value $0.001 per share (the “Common Stock”), hereby agrees on behalf of itself and any transferee or assignee of any such shares of Common Stock, to hold: (x) all of the shares of Common Stock registered in its name, (y) any of the Company’s securities issued with respect to, upon conversion of, or in exchange or substitution for Common Stock and (z) any other voting securities of the Company that such Key Stockholder currently holds or subsequently acquires (hereinafter collectively referred to as the “Stockholder Shares”), subject to the terms of this Agreement, and to vote the Stockholder Shares at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with the provisions of this Agreement.  The Purchaser Shares and Stockholder Shares are collectively referred to herein as the “Shares”.

Section 1.2.

Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

Section 1.3.

Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1.

Size of Board of Directors.  The Purchasers and the Key Stockholders shall vote at a regular or special meeting of stockholders (or by written consent) such Shares that they own (or as to which they have voting power) to ensure that the size of the Company’s Board of Directors (the “Board”) be no more than five (5) directors.

Section 2.2.

Election of Directors; Board Representation. The Purchasers and the Key Stockholders agree that at each annual meeting of the Company’s stockholders, at any other meeting of the Company’s stockholders at which members of the Board are to be elected, and whenever members of the Board are to be elected by written consent, the Purchasers and Key Stockholders shall vote or act with respect to all of their Shares so as to elect:

(a)

one (1) member of the Board designated by the Purchasers, who shall initially be Ken Murphy; and

(b)

three (3) members of the Board designated by the holders of a majority of the Common Stock acting separately as a class, who shall initially be Bala Vishwanath, Mark Eshelman and Michael Shapiro.

Section 2.3.

Certain Resignations or Removals.  A director shall immediately resign from the Board if: (a) any party or parties having the right to designate and elect a director pursuant to Section 2.02 hereof requests the resignation or removal of the director so designated and elected, with or without cause or (b) such director is no longer entitled to be a director pursuant to Section 2.02 hereof.  In either case, if such director fails to resign from the Board, any Purchaser or Key Stockholder shall have the right to call a special meeting of stockholders for the purpose of removing such director from the Board and each Purchaser and each Key Stockholder shall vote all of their Shares entitled to vote at such meeting in favor of the removal of such director.

Section 2.4.

Filling Vacancies.  In the event of a director’s resignation, death, removal or disqualification, the party who had the right to designate such director pursuant to Section 2.02 shall promptly designate a new director and, after written notice of the designation has been given by such party to each of the parties hereto, the Purchasers and Key Stockholders shall vote their Shares to elect such nominee to the Board.

Section 2.5.

No Liability for Election of Directors.  Neither the Company, the Purchasers or the Key Stockholders, nor any officer, director, shareholder, partner, member, employee or agent of such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such designee pursuant to this Agreement.

Section 2.6.

No Limitation on Other Voting Rights.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Purchaser from acting in its sole discretion on any matter other than those referred to in this Agreement.

ARTICLE III.

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1.

Ownership, Authority, Etc.  Each Key Stockholder represents and warrants that: (a) such Key Stockholder now owns its Stockholder Shares, free and clear of all liens and encumbrances, and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement relating to its Stockholder Shares and (b) such Key Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Stockholder.

Section 3.2.

No Voting or Conflicting Agreements.  No Key Stockholder shall: (a) except as contemplated by Section 3.03 hereof, grant any proxy, (b) enter into or agree to be bound by any voting trust, (c) enter into any stockholder agreements or arrangements of any kind with any Person (whether or not such agreements or arrangements are with other stockholders of the Company that are not a party to this Agreement) or (d) act, for any reason, as a member of a group or in concert with any other Persons in any manner which is inconsistent with the provisions of this Agreement.

Section 3.3.

Covenant to Vote.  Each Purchaser and Key Stockholder shall appear in person or by proxy at any annual or special meeting of the Company’s stockholders for the purpose of obtaining a quorum, and shall vote their Shares upon any matter submitted to the Company’s stockholders in a manner not inconsistent or in conflict with, and to implement, the terms of this Agreement.  In the event of an annual or special meeting of the Company’s stockholders called for the purpose of voting on the election of directors, each Purchaser and Key Stockholder shall vote their Shares, either in person or by proxy, in favor of the election of directors nominated in accordance with Section 2.02 hereof.

Section 3.4.

Covenants of the Company.

(a)

The Company agrees to use reasonable commercial efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of the Company’s reasonable commercial efforts to cause the designation and election of the directors as provided above.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of this Agreement’s provisions and in the taking of all such actions as may be necessary, appropriate or reasonably requested by either: (i) the holders of a majority of the Purchaser Shares then outstanding in order to protect the rights of the Purchasers hereunder against impairment or (ii) the holders of a majority of the Stockholder Shares then outstanding in order to protect the rights of the Key Stockholders against impairment.

(b)

The Company, by its execution hereof, agrees that it will cause the certificates evidencing the shares of Common Stock and Series A Preferred Stock to bear the legend required by Section 3.05 hereof, and that it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of the Company’s capital stock subject to this Agreement upon such holder’s written request to the Company.  The parties hereto agree, however, that the Company’s failure to cause the certificates evidencing the shares of Common Stock and Series A Preferred Stock to bear the legend required by Section 3.05 hereof and/or to supply, free of charge, a copy of this Agreement as provided under this Section 3.04, shall not affect the validity or enforcement of this Agreement.

Section 3.5.

Legend on Share Certificates.  Each certificate representing any shares of the Company’s capital stock subject to this Agreement, and any certificates representing shares of the Company’s capital stock which may be issued in the future to Key Stockholders or to the Purchasers, shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

ARTICLE IV.

MISCELLANEOUS

Section 4.1.

Term.  This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) an initial public offering, (b) five (5) years from the date of this Agreement and (c) the date as of which the parties hereto terminate this Agreement by the written consent of (i) the holders of a majority of the Purchaser Shares then outstanding and (ii) the holders of a majority of the Stockholder Shares then outstanding.

Section 4.2.

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns and to such additional Persons that may become stockholders of the Company and that desire to become parties hereto.  This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by any such Purchaser to any Person to which Purchaser Shares are transferred by such Purchaser, and such transferee shall be deemed to be a “Purchaser” for purposes of this Agreement; provided, however, that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A.

Section 4.3.

Specific Performance.  Each party hereto acknowledges and agrees that the other parties hereto would be irreparably damaged if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, each party hereto agrees that the other parties hereto will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter subject to Sections 4.05 and 4.07 hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

Section 4.4.

Further Assurances.  The Company, the Purchasers and the Key Stockholders each agree to take all actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.5.

Submission to Jurisdiction; Consent to Service of Process.

(a)

The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of Travis, State of Texas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 4.06 hereof.

Section 4.6.

Notices.  Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five (5) days after mailing via certified mail, return receipt requested.  All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

If to a Purchaser, to the address or fax number set forth on Schedule I hereto.

If to a Key Stockholder, to the address or fax number set forth on Schedule II hereto.

If to the Company:

Smarte Solutions, Inc.

611 South Congress Avenue, Suite 350

Austin, Texas  78704

Phone:  (512) 443-8749

Fax:  (512) 443-9326

Attn:  Chief Executive Officer

With a copy to (which does not constitute notice):

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

300 W. 6th St., Suite 2100

Austin, Texas  78701

Phone:  (512) 499-6294

Fax:  (512) 703-1111

Attn:  Brandon C. Janes

Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the other parties hereto.

Section 4.7.

Governing Law. This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

Section 4.8.

Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 4.9.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.10.

Amendments and Waivers.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of: (a) the Company, (b) the holders of a majority of the Purchaser Shares then outstanding, and (d) the holders of a majority of the Stockholder Shares then outstanding.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 4.11.

Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the court, governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 4.12.

Titles and Subtitles. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.13.

Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

Section 4.14.

Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Series A Preferred Stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

Section 4.15.

Construction.  The parties hereto have jointly participated in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.  Any reference to any federal, state, local or foreign law will also be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires.  The word “including” means “including without limitation”.  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

Section 4.16.

Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.  As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.

Section 4.17.

Incorporation of Exhibits and Schedules.  The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

COMPANY:

SMARTE SOLUTIONS, INC.

By: /s/ BALA VISHWANATH

Name: Bala Vishwanath

Title: CEO

KEY STOCKHOLDERS:

/s/ BALA VISHWANATH

/s/ SANJAY LALL

/s/ MARK ESHELMAN

S-1

Smarte Solutions Voting Agreement – Series A1

PURCHASERS:

[____________________________]

By:

Name:

Title:

S-2

Smarte Solutions Voting Agreement – Series A1

SCHEDULE I

PURCHASERS

Attwood, Greg
Basham, Arthur V.
Bauer, Matthew G.
Beach, Richard G.
BLAESING, CRAIG
Blanton, Kay
Burns, M. Frank
Cheney, Menzo D.
Cox, Laura Y.
Crecelius, Jean W.
Curry, Janelle Catherine Trust c/o William E. Johnson III, Trustee
Curry, Natalie Rene Barnhart Trust c/o William E. Johnson III, Trustee
Erickson, John L.
Eshelman, Jack
Eshelman, Michael
Etie, Michael & Cheryl
Farrell, James
Fenimore, George W. III
Finch, John E.
Fraser, Mathew and/or Sharon
Garcia, Charles K.
Goodwin, Jerry D.
Gray, Burl
Hall, Harold E & Nancy
Hartgrove, Philip L.
Hug, Deborah
Johnson, Earl B.
Johnson, Kathleen M.
Kang, Young S.
Key Bank, Investment Advisor to Drain Asset Management Attention: Thomas S. Allen
Kingfisher Holdings, LLC Attn: Bowie, Joseph W. or Janet S.
KMA 401k Profit Sharing Plan Attn: King, Marvin S. Trustee
Kline, Charles Alvin Dr.
Kline, Michael Charles
Kopacka, Timothy J. and Kim K.
Lindsay, Scott E. and Marlene F.
Lynch, Jack F.
Maher, Ben
Maher, Maurice J.
Maletz, Joseph M.
Maples, Michael J.
Mardaga, William Jeffrey
McAllister, Scott
McCarty, Karen and Robert B.
McKeand, Kevin
Meador, Doak
Meador, Robert
Meetrix, Inc.
KMA 401k Profit Sharing Plan Attn: Mohamed, Jan T. Trustee
Moncrief, Jerry D. Goodwin, Trustee, U/W/O Richard Barto Moncrief, F/B/O Lee Wiley c/o Jerry D. Goodwin, Trustee
Moncrief, Jerry D. Goodwin, Trustee, U/W/O Richard Barto Moncrief, F/B/O Michael J. c/o Jerry D. Goodwin, Trustee
Moncrief, Jerry D. Goodwin, Trustee, U/W/O Richard Barto Moncrief, F/B/O Richard Barto c/o Jerry D. Goodwin, Trustee
Murphy, Shirley Sharon Family Trust c/o Kenneth W. Murphy
Murphy, Kenneth W. Children’s Trust, David Mallory, Trustee c/o Kenneth W. Murphy
Murphy, Kenneth W. Grand children’s Trust, David Mallory, Trustee; c/o Kenneth W. Murphy
Olivares, Gayle P.
Padian, John P. and Patricia A.
Pautel, Sara
Pioneer Financial Services, Ltd. Attention: Howie & Victoria Scoggin
Reinhart, Ernest Frederick & Mary
Riffe, Stacy
Smetzer, James H.
Stanley Holdings, LLC Attention: Sheri Hartgrove
KMA 401k Profit Sharing Plan Attn: Sullins, Barbara W.
Summers, Kevin
Summers, Malcolm
Tauben, John
Terrell, Richard and Antoinette
Tevonian, Jeff
Thomas, Robert J.
Toth, Richard S.
Tulume Ontario, Inc. c/o Gregory Vamplew
Wall, Craig J.
Webber, Neil
Wilson, James William
Wilson, Miles D.
Wilson, D. Scott and Jeanne Marie
Womack, David R. III and Lisa

600572.0000  AUSTIN  315615 v1

Sch. I-1

SCHEDULE II

KEY STOCKHOLDERS

Bala Vishwanath

Sanjay Lall

Mark D. Eshelman

600572.0000  AUSTIN  315609 v1

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of [__________, _____,] (the “Agreement”) by and among the Company and certain of its shareholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)

Acknowledgment.  The Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

(b)

Agreement.  The Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Transferee were originally a party hereto.

(c)

Notice.  Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Transferee’s signature below.

EXECUTED AND DATED this _____ day of _____________, _____.

TRANSFEREE:

Name:

Title:

Address:

Fax:

Accepted and Agreed:

SMARTE SOLUTIONS, INC.

By:

Name:

Title:

A-1

600572.0000  AUSTIN  315609 v1